AMENDMENT TO CREDIT AGREEMENT


     This Amendment to Credit Agreement ("Amendment") dated as of the 19th day of July, 1994 among K. Hovnanian Enterprises, Inc. ("Company") Hovnanian Enterprises, Inc. ("Hovnanian"), the subsidiaries of Hovnanian listed on the signature pages of this Amendment (each, together with Hovnanian, a "Guarantor" and collectively the "Guarantors") and Midlantic National Bank, Chemical Bank, United Jersey Bank (formerly known as United Jersey Bank/Central, N.A.), NBD Bank, N.A., PNC Bank, National Association ("PNC"), Meridian Bank ("Meridian"), NationsBank of Virginia, N.A. ("NationsBank"), First National Bank of Boston ("Bank of Boston") and Continental Bank ("Continental") (each such banking institution individually referred to as a "Bank" and collectively as the "Banks"), and Midlantic National Bank, as Agent for the Banks ("Agent").

                                BACKGROUND


     WHEREAS, pursuant to that certain Credit Agreement, dated as of July 30, 1993, among the Company, certain Guarantors named therein or thereafter added, the Banks named therein, and the Agent (as the same may be amended or supplemented from time to time, the "Credit Agreement"), the Banks agreed to make certain loans and extend credit to the Company.

     WHEREAS, the performance by the Company of its obligations under the Credit Agreement and the Notes is guaranteed, jointly and severally, by the Guarantors pursuant to the Guaranties of the Guarantors to each of the Banks (collectively, the "Guaranties");

     WHEREAS, pursuant and subject to the terms of Section 8.7(c) of the Credit Agreement, an additional banking institution may join in and assume a Revolving Credit Commitment under the Credit Agreement and thereby become an Additional Bank thereunder;

     WHEREAS, pursuant to a certain Joinder Agreement and related agreements dated December 8, 1993, PNC joined in the Revolving Credit Commitment and has thereby become an Additional Bank thereunder;

     WHEREAS, pursuant to a certain Joinder Agreement ("Meridian Joinder") and related agreements dated January 26, 1994, Meridian joined in the Revolving Credit Commitment and has thereby become an Additional Bank thereunder;

     WHEREAS, NationsBank, Bank of Boston, and Continental (each individually referred to as a "Joining Bank" and collectively as the "Joining Banks") desire and are willing to join in and assume a Revolving Credit Commitment under and thereby become Additional Banks under the Credit Agreement, and the Company, the Guarantors, the Banks and the Agent have approved such joinder by the Joining Banks; and

     WHEREAS, the Company, the Guarantors, the Banks and the Agent desire to further modify the provisions of the Credit Agreement under the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, with the foregoing Background incorporated by reference and made part hereof, and intending to be legally bound, the parties hereto promise and agree as follows:

     1. All terms used herein as defined terms and not herein defined shall have the respective meanings ascribed to them in the Credit Agreement.

     2. Each Joining Bank hereby joins in, and assumes a Revolving Credit Commitment under, the Credit Agreement (as amended hereby) and thereby becomes an Additional Bank thereunder. Each Joining Bank shall thereby for all purposes be hereinafter considered a Bank under the Credit Agreement, agrees to be bound by its respective Revolving Credit Commitment set forth herein and the terms of the Credit Agreement (as amended hereby), and shall thereby obtain all benefits and rights of and agree to perform all duties and obligations of a Bank thereunder.

     3. By reason of the joinder of Joining Banks as Banks under the Credit Agreement, and the increase in the Revolving Credit Commitments (as contemplated by Paragraph 9 below of this Amendment), Second Replacement
Schedule 9 (attached to the Meridian Joinder) to the Credit Agreement is hereby replaced and superseded in its entirety by Third Replacement Schedule 9 attached to this Amendment. All references in the Credit Agreement to
Schedule 9 shall hereinafter be deemed for all purposes to refer to Third Replacement Schedule 9.

     4. Contemporaneously herewith, the Company shall execute and deliver to each Joining Bank a Revolving Credit Note in the amount of its respective Revolving Credit Commitment and the Guarantors shall each execute and deliver their Guaranty to each Joining Bank. The Company shall also then execute and deliver to each Bank (other than the Joining Banks) whose Facility Commitment is increasing a replacement Revolving Credit Note in the amount of its respective increased Revolving Credit Commitment.

     5. Concurrently with the execution and delivery of this Amendment and the documents described in paragraph 4 above, Joining Banks shall each make a Revolving Credit Loan as requested by the Company in an amount sufficient so that no violation then occurs with respect to subsection 6.2(w) of the Credit Agreement.

     6.  The definition of "Commitment Termination Date" contained in Section
1.1 of the Credit Agreement is hereby deleted and replaced in its entirety by the following new definition:

          "Commitment Termination Date" shall mean, with respect to each Bank, March 31, 1997, provided, however, that on or before March 31 of each year, each Bank will review its respective commitment and, in its sole discretion, may extend the Commitment Termination Date for a period of twelve months, provided, that in no event shall the Commitment Termination Date be so extended unless and until all Banks agree to such extension in writing.

     7. The definition of "LOC Bank" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced in its entirety by the following new definition:

          "LOC Bank" shall mean each of the Banks, and any successors thereto or assigns thereof, all of which are also sometimes referred to herein collectively as the "LOC Banks".

     8. The definition of "Other Senior Homebuilding Indebtedness" contained in Section 1.1 of the Credit Agreement is hereby modified to delete clause
(i) thereof and substitute in its place the following new clause: "(i) outstanding principal balance of the Loans".

     9.  The definition of "Revolving Credit Commitments" contained in
Section 1.1 of the Credit Agreement is hereby deleted and replaced in its entirety by the following new definition:

          "Revolving Credit Commitments" means the collective commitments of all the Banks to make the Revolving Credit Loans to the Company pursuant to this Agreement in an aggregate principal amount not to exceed, at any time outstanding, $195,000,000, as such amount may be increased pursuant to Subsection 8.7(c) hereof up to a maximum collective amount of $215,000,000, provided, however, that the Revolving Credit Commitment of each Bank shall at all times be reduced by an amount equal to each such Bank's Revolving Credit Commitment Percentage of any then outstanding Excess Other Senior Homebuilding Indebtedness; and the "Revolving Credit Commitment" of any Bank at any particular time means the respective commitment of such Bank to make Revolving Credit Loans to the Company pursuant to this Agreement in an amount equal to its Revolving Credit Commitment Percentage multiplied by the aggregate principal amount of the Revolving Credit Commitments, all as set forth on Schedule 9 attached hereto.

     10. The definition of "Russian Joint Venture" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced in its entirety by the following new definition:

          "Russian Joint Venture" shall mean the investment(s) by Hovnanian (or a Consolidated Subsidiary) in a Joint
          Venture whose purpose is to develop property in what was known as "Russia" as of July 30, 1993, or what is currently known as "Poland" or "Hungary".

     11. Section 1.1 of the Credit Agreement is hereby further modified by adding the following new definitions:

       (a) "Net Worth Amount" shall mean Adjusted Tangible Net Worth less Allocated Subordinated Debt.

       (b) "Modified Adjusted Tangible Net Worth" shall mean Adjusted Tangible Net Worth plus the lesser of: (i) $17,500,000, or (ii) the Company's aggregate Investments in Income Producing Property Subsidiaries plus Permitted Guarantees of Indebtedness of Income Producing Property
Subsidiaries less $10,000,000.

          (c) "Temporary Period" shall begin on the date hereof and end on the earlier of October 31, 1995 or the last date of the month in which Homebuilding Indebtedness (calculated using the Facility Commitment, rather than the outstanding principal balance of the Loans for the purpose of clause
(iii) of the definition of Senior Homebuilding Indebtedness) is less than the sum of

               (i)  the product of
                    (a)  the Current Total Debt Multiplier times
                    (b) the Net Worth Amount measured as of February 28, 1993, plus
               (ii) the product of
                    (a)  the Future Total Debt Multiplier times
                    (b) any change after February 28, 1993 in the Net Worth Amount.

     12. (a). Section 2.8(a) of the Credit Agreement is hereby modified to delete the words "both LOC Banks and $20,000,000 with respect to each LOC Bank at any time" in the fifth and sixth lines thereof and substitute in their place the words "the LOC Banks and not to exceed a maximum amount for each LOC Bank at any time as set forth on Schedule 11 attached hereto and made part hereof." Schedule 11 attached to and made part of this Amendment shall be deemed the Schedule 11 attached to the Credit Agreement.

       (b). Section 2.8(a) of the Credit Agreement is hereby further modified to add the following sentence to the end of such Section:

               When requesting a Letter of Credit from any LOC
               Bank, the Company shall simultaneously supply a copy of such request to the Agent.

     13. Section 2.8(d) of the Credit Agreement is hereby modified to delete the second sentence of such section and substitute in its place the following:

               Such letter of credit fee shall be payable in full, upon issuance of each Letter of Credit and based upon the maturity date of each Letter of Credit, as follows: one-eighth of one percent (.125%) shall be payable solely to the issuing LOC Bank and the balance of one and three-eighths percent (1.375%) shall be payable to each of the Banks (including the issuing LOC Bank) in an amount equal to such Bank's Revolving Credit Commitment Percentage of such portion of the letter of credit fee payment".

     14. Sections 2.8(e) and 6.1(a)(x) of the Credit Agreement are hereby deleted in their entirety. Each Compliance Letter and Interim Compliance Letter submitted by the Company pursuant to the Credit Agreement shall, however, include a list of all outstanding Letters of Credit, setting forth the issuance date, the issuing LOC Bank, the face amount, the beneficiary and expiration date for each Letter of Credit. Company shall continue to supply copies of the actual Letters of Credit to each Bank which requests copies.

     15. Section 3.9 of the Credit Agreement is hereby modified to add the following sentences to the end of such Section:


          Without limiting the foregoing, such loss shall equal the present value (using as the discount rate an interest rate equal to the rate determined under (2) below) of the excess, if any of (1) the amount of interest which otherwise would have accrued on the Loan so paid, prepaid, terminated or converted (or not borrowed, converted or extended) for the period from the date of such payment, prepayment, termination or conversion (or failure to borrow, convert or extend) to the last day of the then current applicable Interest Period for the Loan (or in the case of a failure to borrow, convert or extend, to the last day of the applicable Interest Period for the Loan which would have commenced on the date specified in the relevant notice) at the applicable rate of interest for the Loan provided for herein (excluding any margin above Libor), over (2) the amount of interest (as reasonably determined by the Bank(s)) which would have accrued to the Bank(s) on the principal amount of such Loan by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A determination by the Bank(s) as to the amounts payable pursuant to this section shall be conclusive absent manifest error.

     16. Section 6.2 of the Credit Agreement shall be amended to add the following additional subsections:

          (ff) During and only during the Temporary Period, Subsection 6.2(s) shall not be applicable to or binding upon the Company.

          (gg) During and only during the Temporary Period, Homebuilding Indebtedness shall not exceed the
               (i)  the product of
                    (1)  the Current Total Debt Multiplier times
                    (2)  the Net Worth Amount measured as of February 28,
                         1993 plus
               (ii) the product of
                    (1)  the Future Total Debt Multiplier times
                    (2) the change between the Net Worth Amount measured as of February 28, 1993 and Modified Adjusted Tangible Net Worth less Allocated Subordinated Debt.

          (hh) During and only during the Temporary Period, the Company shall be prohibited from issuing any additional Subordinated Debt or Other Senior Homebuilding Indebtedness.

     17. Section 8.7(c) of the Credit Agreement is hereby deleted in its entirety and replaced by the following new Section (without in any way impairing or modifying the joinders of Additional Banks made prior to or contemporaneously with this Amendment or the rights, benefits and obligations of such Banks):

          "The Company shall have the option, exercisable so long as no Event of Default is outstanding hereunder, to have one additional banking institution acceptable to Agent to join in, and assume a Revolving Credit Commitment under, this Agreement and thereby become an additional "Bank" under this Agreement ("Additional Bank"), provided, however, that (i) the Revolving Credit Commitment of the Additional Bank shall be $20,000,000, (ii) the Additional Bank shall execute a joinder agreement acceptable to the Company and the Agent under which such Additional Bank assumes and agrees to be bound by its Revolving Credit Commitment, joins in this Agreement as a "Bank" and thereby obtains all benefits and rights of and agrees to perform all duties and obligations of a Bank hereunder, (iii) the Company executes and delivers to such Additional Bank a Revolving Credit Note in the amount of the Revolving Credit Commitment of such Additional Bank and the Guarantors each execute and deliver their Guaranty to the Additional Bank, (iv) this Agreement shall be automatically deemed to be amended to the extent necessary to give effect to the modifications to the Facility Percentages, Loan percentages and Revolving Credit Commitment Percentages of each Bank caused by the joinder of the Additional Bank into this Agreement, and (v) concurrently with the execution of the documents described in clauses (ii), (iii) and (iv) above, the Additional Bank makes a Revolving Credit Loan in an amount sufficient so that no violation then occurs with respect to Subsection 6.2(w) hereof."

     18. Subsection 9.2(a) of the Credit Agreement is modified to add the following at the end of the second sentence of such Subsection:

          "and Agent shall carry out and satisfy such duties with the same degree of care as Agent would employ with regard to a similar facility in which it was the only lender."

     19. The fourth sentence of Section 9.3 of the Credit Agreement is hereby modified to replace the term "Banks" at the end of such sentence with the term "Requisite Banks". The fifth sentence of such Section is also modified to delete the words "instructions of the Banks" at the end of such sentence and substitute in their place the words "terms of this Agreement".

     20. The Company represents and warrants that it has changed or is about to change its fiscal year to October 31. Accordingly, to the extent that any provision of the Credit Agreement requires determination of compliance by the Company, Hovnanian and/or the Guarantors as of the end of a fiscal quarter, such determination (and all calculations with respect thereto) shall be made after the date hereof as of August 31, 1994, October 31, 1994 (for the two months ending on such date) and as of each January 31, April 30, July 31 and October 31 thereafter. Notwithstanding the foregoing, the Company shall, for the purpose of all calculations to be made as of October 31, 1994, calculate the actual results for the months of September and October, and (except with respect to the calculation of Consolidated Net Income in clause (ii) of the definitions of Minimum Capital and Minimum Equity) divide such number by two and then multiply the result by three in order to determine whether it is in compliance with the respective covenants as of such date.

     21.  Company hereby warrants and represents as follows:
          (a) There is not currently outstanding any Event of Default or any event which with the giving of notice or the lapse of time or both would become an Event of Default;
          (b) The Company has full power, authority and legal right (i) to execute and deliver this Amendment and the Notes described herein, (ii) to borrow under the Credit Agreement, as amended hereby, and (iii) to perform and observe the terms and provisions of this Amendment and the Notes described herein. The execution, delivery and performance by the Company of this Amendment and the Notes described herein have been duly authorized by all necessary corporate action and are in furtherance of its corporate purposes.
          (c)  The Guarantors each have full power, authority and legal right
(i) to execute and deliver this Amendment and Guaranties described herein and
(ii) to perform and observe the terms and provisions of this Amendment and the Guaranties described herein. The execution, delivery and performance by each Guarantor of this Amendment and its respective Guaranty described herein have been duly authorized by all necessary corporate action and are in furtherance of its respective corporate purposes.
          (d) No consent of any other Person (including shareholders of the Company or of any of the Guarantors) and no consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with the execution, delivery and performance by the Company and the Guarantors of this Amendment, the Notes described herein or the Guaranties described herein.
          (e) The execution, delivery and performance of and compliance with this Amendment and the Notes described herein, in the case of the company, and with this Amendment and the Guaranties described herein, in the case of each Guarantor, will not result in any violation of or be in conflict with or constitute a default under any term of its respective certificate of incorporation or bylaws, or any agreement, indenture, mortgage, lease, assignment, note or other instrument to which it is a party or which purports to be binding upon it or upon any of its properties or assets, or any judgment, decree, order, law, statute, ordinance, rule or governmental regulation applicable to it (except to the extent that any such violations, in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or result in the creation of an Encumbrance upon any of its properties or assets pursuant to any such term.
          (f) The respective representations and warranties of the Company and each of the Guarantors contained in the Credit Agreement are true and complete and correct in all material respects (or as to any representation or warranty which is expressly qualified by reference to the term "Material Adverse Effect", then in all respects) as if made on and as of the date of this Amendment, except that the following changes have occurred with respect to the Schedules attached to and made part of the Credit Agreement:
               (i) Schedule 1 has been modified as a result of the joinder of 23 new Consolidated Subsidiaries, each of whom is now a Guarantor and is executing this Amendment in such capacity, and Supplement to Schedule 1 is attached hereto and made part hereof;
               (ii) The first debt issue (issue date 12/13/84) listed on
Schedule 3 has been paid;
               (iii) Third Replacement Schedule 9 and Schedule 11 attached to this Amendment are deemed incorporated into the Credit Agreement and Supplement to Schedule 1 attached to this Amendment is deemed incorporated into Schedule 1 to the Credit Agreement.

     22. Hovnanian acknowledges and confirms that the Pledge Agreement is and shall remain valid, binding, and in full force and effect for the benefit of all of the Banks including without limitation any and all Additional Banks.

     23. Contemporaneously with the execution hereof, the Company shall pay an amendment fee, in consideration of the agreements and undertakings of the Banks set forth in this Amendment, as follows:
          (a) To each Joining Bank, a payment equal to one-tenth of one percent (.10%) of the amount of the Facility Commitment of each such Bank;
          (b) To each Bank (other than the Joining Banks) whose Facility Commitment is increasing, one-tenth of one percent (.10%) of the amount of the increase in the Facility Commitment of each such Bank (as reflected by Third Replacement Schedule 9); and
          (c) To each Bank other than the Joining Banks, three-hundreds of one percent (.03%) of the amount of the Facility Commitment of each such Bank in effect prior to the date of this Amendment.

          This Amendment shall amend and be deemed incorporated into the Credit Agreement as previously amended. To the extent any provision of this Amendment is expressly inconsistent with any term or provision of the Credit Agreement, as previously amended, the terms and provisions of this Amendment shall control.

     24. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed and constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company, Hovnanian, the Guarantors, the Banks and the Agent have each executed this Amendment as of the date first above written.

                              K. HOVNANIAN ENTERPRISES, INC.



                              By:
                                 -------------------------------
                                 J. Larry Sorsby
                                 Senior Vice President/Finance
                                 and Treasurer


                              HOVNANIAN ENTERPRISES, INC.


                              By:
                                 --------------------------------
                                 J. Larry Sorsby
                                 Senior Vice President/Finance
                                 and Treasurer


                              0515 CO., INC.
                              ARROW PROPERTIES, INC.
                              CEDAR HILL SEWER WORKS CORPORATION
                              CEDAR HILL WATER WORKS CORPORATION
                              DRYER ASSOCIATES, INC.
                              EASTERN NATIONAL TITLE INSURANCE AGENCY, INC. EASTERN NATIONAL TITLE INSURANCE AGENCY I, INC. EASTERN TITLE AGENCY, INC.
                              EXC, INC.
                              K. HOVNANIAN AT HOPEWELL III INC.
                              K. HOVNANIAN AT DOVER TOWNSHIP, INC.
                              K. HOVNANIAN AT MONTVILLE, INC.
                              K. HOVNANIAN AT ATLANTIC CITY, INC.
                              HOVNANIAN AT TARPON LAKES I, INC.
                              HOVNANIAN AT TARPON LAKES II, INC
                              HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.
                              HOVNANIAN GEORGIA, INC.
                              HOVNANIAN OF PALM BEACH, INC.
                              HOVNANIAN OF PALM BEACH, II, INC.
                              HOVNANIAN OF PALM BEACH, III, INC.
                              HOVNANIAN OF PALM BEACH, IV, INC.
                              HOVNANIAN OF PALM BEACH, V, INC.
                              HOVNANIAN OF PALM BEACH, VI, INC.
                              HOVNANIAN OF PALM BEACH, VII, INC.
                              HOVNANIAN OF PALM BEACH, VIII, INC.
                              HOVNANIAN OF PALM BEACH, IX, INC.
                              HOVNANIAN OF PALM BEACH, X, INC.
                              HOVNANIAN OF PALM BEACH, XI, INC.
                              MONTEGO BAY II ACQUISITION CORP., INC.
                              HOVNANIAN PENNSYLVANIA, INC.
                              HOVNANIAN PROPERTIES OF ATLANTIC COUNTY, INC. HOVNANIAN TEXAS, INC.
                              JERSEY CITY DANFORTH CSP, INC.
                              K. HOVNANIAN AT ASHBURN VILLAGE
                              K. HOVNANIAN AT BARDEN OAKS, INC.
                              K. HOVNANIAN AT KINGS GRANT I, INC.
                              K. HOVNANIAN AT BERNARDS II, INC.
                              K. HOVNANIAN AT PERKIOMEN I, INC.
                              K. HOVNANIAN AT BRANCHBURG I, INC.
                              K. HOVNANIAN AT BRANCHBURG II, INC.
                              K. HOVNANIAN AT BRANCHBURG III, INC.
                              K. HOVNANIAN AT BRIDGEWATER V, INC.
                              K. HOVNANIAN AT BRIDGEWATER II, INC.
                              K. HOVNANIAN AT BRIDGEWATER III, INC.
                              K. HOVNANIAN AT BRIDGEWATER IV, INC.
                              K. HOVNANIAN AT BULL RUN, INC.
                              K. HOVNANIAN AT BURLINGTON, INC.
                              K. HOVNANIAN AT CARMEL, INC.
                              K. HOVNANIAN AT CAROLINA COUNTY CLUB I, INC.
                              K. HOVNANIAN AT CEDAR GROVE I, INC.
                              K. HOVNANIAN AT CEDAR GROVE II, INC.
                              K. HOVNANIAN AT CHAPEL TRIAL, INC.
                              K. HOVNANIAN AT DELRAY BEACH, INC.
                              K. HOVNANIAN AT DELRAY BEACH I, INC.
                              K. HOVNANIAN AT DELRAY BEACH II, INC.
                              K. HOVNANIAN AT OCEAN TOWNSHIP II, INC.
                              K. HOVNANIAN AT EAST BRUNSWICK II, INC.
                              K. HOVNANIAN AT KLOCKNER FARMS, INC.
                              K. HOVNANIAN COMPANIES JERSEY SHORE, INC.
                              K. HOVNANIAN AT EAST BRUNSWICK
                              K. HOVNANIAN AT EMBASSY LAKES INC.
                              K. HOVNANIAN AT FAIRWAY VIEWS, INC.
                              K. HOVNANIAN AT FT. MYERS I, INC.
                              K. HOVNANIAN AT FT. MYERS II, INC.
                              K. HOVNANIAN AT GALLOWAY, INC.
                              K. HOVNANIAN AT GALLOWAY III, INC.
                              K. HOVNANIAN AT GALLOWAY IV, INC.
                              K. HOVNANIAN AT GALLOWAY V, INC.
                              K. HOVNANIAN AT MARLBORO TOWNSHIP, INC.
                              K. HOVNANIAN AT GALLOWAY VII, INC.
                              K. HOVNANIAN AT GALLOWAY VIII, INC.
                              K. HOVNANIAN AT READINGTON, INC.
                              K. HOVNANIAN AT HALF MOON BAY, INC.
                              K. HOVNANIAN AT HAMILTON, INC.
                              K. HOVNANIAN AT HAMILTON II, INC.
                              K. HOVNANIAN AT HOPEWELL I, INC.
                              K. HOVNANIAN AT HOPEWELL II, INC.
                              K. HOVNANIAN AT JACKSONVILLE I, INC.
                              K. HOVNANIAN AT JACKSONVILLE II, INC.
                              K. HOVNANIAN AT JENSEN BEACH, INC.
                              K. HOVNANIAN AT JERSEY CITY I, INC.
                              K. HOVNANIAN AT JERSEY CITY II, INC.
                              K. HOVNANIAN AT JERSEY CITY III, INC.
                              K. HOVNANIAN AT LAKE CHARLESTOWN, INC.
                              K. HOVNANIAN COMPANIES OF NORTH JERSEY, INC.
                              K. HOVNANIAN AT LAWRENCE GROVE, INC.
                              K. HOVNANIAN AT LAWRENCE SQUARE, INC.
                              K. HOVNANIAN AT LAWRENCE SQUARE II, INC.
                              K. HOVNANIAN AT WALL TOWNSHIP II, INC.
                              K. HOVNANIAN AT SOUTH BRUNSWICK II, INC.
                              K. HOVNANIAN AT LOWER SAUCON, INC.
                              K. HOVNANIAN AT MAHOPAC, INC.
                              K. HOVNANIAN AT MAHWAH I, INC.
                              K. HOVNANIAN AT MAHWAH II, INC.
                              K. HOVNANIAN AT MAHWAH III, INC.
                              K. HOVNANIAN AT MAHWAH IV, INC.
                              K. HOVNANIAN AT MAHWAH VI, INC.
                              K. HOVNANIAN AT MEDFORD I, INC.
                              K. HOVNANIAN AT MONTCLAIR, INC.
                              K. HOVNANIAN AT MARTIN DOWNS I, INC.
                              K. HOVNANIAN AT MARTIN DOWNS II, INC.
                              K. HOVNANIAN AT MERRIMACK, INC.
                              K. HOVNANIAN AT MERRIMACK II, INC.
                              K. HOVNANIAN AT MONTGOMERY I, INC.
                              K. HOVNANIAN AT MONTVILLE, INC.
                              K. HOVNANIAN AT WALL TOWNSHIP, INC.
                              K. HOVNANIAN AT MORRIS II, INC.
                              K. HOVNANIAN AT NEWARK I, INC.
                              K. HOVNANIAN AT WALL TOWNSHIP III, INC.
                              K. HOVNANIAN AT NEWARK URBAN RENEWAL
                              CORPORATION I, INC.
                              K. HOVNANIAN AT NEWARK URBAN RENEWAL
                              CORPORATION II, INC.
                              K. HOVNANIAN AT NEWARK URBAN RENEWAL
                              CORPORATION III, INC.
                              K. HOVNANIAN AT NEWARK URBAN RENEWAL
                              CORPORATION IV, INC.
                              K. HOVNANIAN AT NEWARK URBAN RENEWAL
                              CORPORATION V, INC.
                              K. HOVNANIAN AT NORTH BRUNSWICK II, INC.
                              K. HOVNANIAN AT NORTH BRUNSWICK III, INC.
                              K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.
                              K. HOVNANIAN AT OCEAN TOWNSHIP, INC.
                              K. HOVNANIAN AT ORLANDO I, INC.
                              K. HOVNANIAN AT ORLANDO II, INC.
                              K. HOVNANIAN AT ORLANDO III, INC.
                              K. HOVNANIAN AT ORLANDO IV, INC.
                              K. HOVNANIAN AT PALM BEACH XIII, INC.
                              K. HOVNANIAN AT PASCO I, INC.
                              K. HOVNANIAN AT PASCO II, INC.
                              K. HOVNANIAN AT PEEKSKILL, INC.
                              K. HOVNANIAN AT PISCATAWAY, INC.
                              K. HOVNANIAN AT MONTCLAIR, N.J., INC.
                              K. HOVNANIAN AT THE RESERVE AT MEDFORD, INC.
                              K. HOVNANIAN AT PLAINSBORO I, INC.
                              K. HOVNANIAN AT PORT ST. LUCIE I, INC.
                              K. HOVNANIAN AT RIVER OAKS, INC.
                              K. HOVNANIAN AT SOMERSET, INC.
                              K. HOVNANIAN AT SOMERSET II, INC.
                              K. HOVNANIAN AT SOMERSET III, INC.
                              K. HOVNANIAN AT SOMERSET V, INC.
                              K. HOVNANIAN AT SOMERSET VI, INC.
                              K. HOVNANIAN AT SOMERSET VII, INC.
                              K. HOVNANIAN AT SOMERSET VIII, INC.
                              K. HOVNANIAN AT SOUTH BRUNSWICK, INC.
                              K. HOVNANIAN AT SPRING RIDGE, INC.
                              K. HOVNANIAN AT SULLY STATION, INC.
                              K. HOVNANIAN AT TARPON LAKES III, INC.
                              K. HOVNANIAN AT TAUTON, INC.
                              K. HOVNANIAN AT TINTON FALLS, INC.
                              K. HOVNANIAN AT TINTON FALLS II, INC.
                              K. HOVNANIAN AT UPPER MERION, INC.
                              K. HOVNANIAN AT VALLEYBROOK, INC.
                              K. HOVNANIAN AT WALL TOWNSHIP, INC.
                              K. HOVNANIAN AT WALL TOWNSHIP V, INC.
                              K. HOVNANIAN AT WASHINGTONVILLE, INC.
                              K. HOVNANIAN AT WAYNE, INC.
                              K. HOVNANIAN AT WESTCHESTER, INC.
                              K. HOVNANIAN AT WOODBRIDGE ESTATES, INC.
                              K. HOVNANIAN AVIATION, INC.
                              K. HOVNANIAN COMPANIES OF FLORIDA, INC.
                              K. HOVNANIAN COMPANIES OF MASSACHUSETTS, INC.
                              K. HOVNANIAN COMPANIES OF METRO WASHINGTON,
                              INC.
                              K. HOVNANIAN COMPANIES NORTHEAST, INC.
                              K. HOVNANIAN COMPANIES OF NEW YORK, INC.
                              K. HOVNANIAN COMPANIES OF NORTH
                              CAROLINA, INC.
                              K. HOVNANIAN COMPANIES OF THE DELAWARE VALLEY,
                              INC.
                              K. HOVNANIAN DEVELOPMENTS OF METRO WASHINGTON,
                              INC.
                              K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.
                              K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.
                              K. HOVNANIAN EQUITIES, INC.
                              K. HOVNANIAN AT MONTVILLE II, INC.
                              K. HOVNANIAN INTERNATIONAL, INC.
                              KINGS GRANT EVESHAM CORP.
                              K. HOVNANIAN INVESTMENT PROPERTIES OF NEW
                              JERSEY, INC.
                              K. HOVNANIAN MARINE, INC.
                              K. HOVNANIAN MORTGAGE USA, INC.
                              K. HOVNANIAN OF FLORIDA, INC.
                              K. HOVNANIAN AT CAROLINA COUNTRY CLUB, INC.
                              K. HOVNANIAN OF PALM BEACH XIII, INC.
                              K. HOVNANIAN AT HANOVER, INC.
                              MOLLY PITCHER RENOVATIONS, INC.
                              K. HOVNANIAN PROPERTIES OF EAST BRUNSWICK II,
                              INC.
                              K. HOVNANIAN PROPERTIES OF FRANKLIN, INC.
                              K. HOVNANIAN PROPERTIES OF FRANKLIN II, INC.
                              K. HOVNANIAN PROPERTIES OF GALLOWAY II, INC.
                              K. HOVNANIAN PROPERTIES OF ORLANDO, INC.
                              K. HOVNANIAN REAL ESTATE INVESTMENT, INC.
                              K. HOVNANIAN REAL ESTATE OF FLORIDA, INC.
                              K. HOVNANIAN PLAINSBORO,II, INC.
                              K. HOVNANIAN MONTCLAIR, INC.
                              LANDARAMA, INC.
                              K. HOVNANIAN AT BEDMINSTER, INC.
                              NEW ENGLAND COMMUNITY MANAGEMENT CO., INC.
                              NEW K. HOVNANIAN COMPANIES OF FLORIDA, INC.
                              NEW K. HOVNANIAN DEVELOPMENTS OF FLORIDA, INC. PIKE UTILITIES, INC.
                              PINE BROOK CO., INC.
                              R.C.K. COMMUNITY MANAGEMENT CO., INC.
                              RECREATIONAL DEVELOPMENT CORP., INC.
                              K. HOVNANIAN AT WALL TOWNSHIP IV, INC.
                              MONTEGO BAY I ACQUISITION CORP., INC.
                              SOUTH FLORIDA RESIDENTIAL TITLE AGENCY, INC.
                              THE HERITAGE CLUB AT HOLMDEL, INC.
                              THE NEW FORTIS CORPORATION
                              TROPICAL SERVICE BUILDERS, INC.
                              WESTERN FINANCIAL SERVICES, INC.
                              K. HOVNANIAN COMPANIES OF CENTRAL JERSEY, INC.
                              K. HOVNANIAN AT HOLMDEL, INC.
                              K. HOVNANIAN PROPERTIES OF ATLANTIC COUNTY,
                              INC.
                              K. HOVNANIAN AT HOLLY CREST, INC.
                              K. HOVNANIAN AT LAKE CHARLESTON II, INC.
                              K. HOVNANIAN AT LAKE CHARLESTON III, INC.
                              K. HOVNANIAN COMPANIES OF NORTH CENTRAL JERSEY,
                              INC.
                              KHIPE, INC.
                              K. HOVNANIAN INVESTMENT PROPERTIES, INC.
                              K. HOVNANIAN AT BELMONT, INC.
                              K. HOVNANIAN AT CAROLINA COUNTRY CLUB II, INC.
                              K. HOVNANIAN AT PARK RIDGE, INC.
                              K. HOVNANIAN AT VALLEYBROOK II, INC.
                              K. HOVNANIAN AT WATER'S EDGE, INC.
                              K. HOVNANIAN AT WINSTON TRAILS II, INC.
                              K. HOVNANIAN AT FAIR LAKES GLEN, INC.
                              K. HOVNANIAN AT PEMBROKE ISLES, INC.
                              K. HOVNANIAN AT COCONUT CREEK, INC.
                              GOVERNOR'S ABSTRACT CO., INC.
                              K. HOVNANIAN AT POLO TRACE, INC.
                              K. HOVNANIAN COMPANIES OF
                              SOUTH JERSEY, INC.
                              K. HOVNANIAN AT PERKIOMEN II, INC.
                              K. HOVNANIAN AT WAYNE II, INC.
                              K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
                              K. HOVNANIAN COMPANIES OF
                              CALIFORNIA, INC.
                              K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA I, INC.
                              K. HOVNANIAN DEVELOPMENTS OF
                              CALIFORNIA, INC.
                              FOUNDERS TITLE AGENCY, INC.
                              K. HOVNANIAN AT CAROLINA
                              COUNTRY CLUB III, INC.
                              KHC ACQUISITION, INC.
                              K. HOVNANIAN AT FAIR LAKES, INC.
                              STONEBROOK HOMES, INC.
                              K. HOVNANIAN AT STUART ROAD, INC.
                              K. HOVNANIAN AT BALLANTRAE, INC.
                              K. HOVNANIAN AT HIGHLAND VINEYARDS, INC.


                                   By:___________________________
                                       J. Larry Sorsby
                                       Senior Vice President/Finance
                                       and Treasurer of each of the
                                       foregoing corporations


                              MIDLANTIC NATIONAL BANK, AS AGENT



                              By:
                                  -------------------------------
                                   Name:  Douglas G. Paul
                                   Title:  Vice President




                              MIDLANTIC NATIONAL BANK

                              By:
                                 --------------------------------
                                   Name:  Douglas G. Paul
                                   Title:  Vice President


                              CHEMICAL BANK



                              By:
                                 --------------------------------
                                   Name:
                                   Title:


                              UNITED JERSEY BANK



                              By:
                                 --------------------------------
                                   Name:
                                   Title:


                              NBD BANK, N.A.



                              By:
                                 --------------------------------
                                   Name:
                                   Title:


                              PNC BANK, NATIONAL ASSOCIATION



                              By:
                                 -------------------------------
                                 Name:
                                 Title:

                              MERIDIAN BANK



                              By:
                                 --------------------------------
                                   Name:
                                   Title:


                              NATIONSBANK OF VIRGINIA, N.A.



                              By:
                                  -------------------------------

                                   Name:
                                   Title:



                              FIRST NATIONAL BANK OF BOSTON



                              By:
                                 --------------------------------

                                   Name:
                                   Title:


                              CONTINENTAL BANK



                              By:
                                 --------------------------------
                                   Name:
                                   Title: